Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

THIRD QUARTER 2014 RESULTS

Reports diluted FFO per share of $1.46     Reports diluted EPS of $0.83

BOSTON, MA, October 28, 2014 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the third quarter ended September 30, 2014.

Funds from Operations (FFO) for the quarter ended September 30, 2014 were $223.4 million, or $1.46 per share basic and $1.46 per share diluted. This compares to FFO for the quarter ended September 30, 2013 of $197.9 million, or $1.30 per share basic and $1.29 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 153,119,594 and 153,272,855, respectively, for the quarter ended September 30, 2014 and 152,406,776 and 153,999,099, respectively, for the quarter ended September 30, 2013.

The Company’s reported FFO of $1.46 per share diluted was greater than the guidance previously provided of $1.36-$1.38 per share diluted primarily due to greater than projected termination income related to a distribution received from Lehman Brothers, Inc. of $0.05 per share, greater than projected property operations of $0.04 per share and $0.01 per share of greater than projected development and management services income, offset by $0.01 per share of greater than projected transaction costs.

Net income available to common shareholders was $127.7 million for the quarter ended September 30, 2014, compared to $152.7 million for the quarter ended September 30, 2013. Net income available to common shareholders per share (EPS) for the quarter ended September 30, 2014 was $0.83 basic and $0.83 on a diluted basis. This compares to EPS for the third quarter of 2013 of $1.00 basic and $1.00 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended September 30, 2014. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of September 30, 2014, the Company’s portfolio consisted of 172 properties, comprised primarily of Class A office space, one hotel, three residential properties and five retail properties, aggregating approximately 46.4 million square feet, including ten properties under construction totaling 3.3 million square feet. In addition, the Company has structured parking for vehicles containing approximately 15.7 million square feet. The overall percentage of leased space for the 158 properties in service (excluding the three in-service residential properties and the hotel) as of September 30, 2014 was 92.0%.

Significant events during the third quarter included:

•	On July 1, 2014, the Company used available cash to repay the mortgage loan collateralized by its New Dominion Technology Park Building Two property located in Herndon, Virginia totaling $63.0 million. The mortgage loan bore interest at a fixed rate of 5.55% per annum and was scheduled to mature on October 1, 2014. There was no prepayment penalty.

•	On July 3, 2014, the Company’s Operating Partnership redeemed 319,687 Series Four Preferred Units for cash totaling approximately $16.0 million. The Company’s Operating Partnership currently has 40,440 Series Four Preferred Units outstanding, 12,667 of which are subject to a security interest under a pledge agreement.

•	On July 29, 2014, the Company completed the sale of its Mountain View Technology Park properties and Mountain View Research Park Building Sixteen property located in Mountain View, California for an aggregate sale price of approximately $92.1 million. Net cash proceeds totaled approximately $91.2 million, resulting in a gain on sale of real estate totaling approximately $36.4 million. Mountain View Technology Park is a seven-building complex of Office/Technical properties aggregating approximately 135,000 net rentable square feet. Mountain View Research Park Building Sixteen is an Office/Technical property with approximately 63,000 net rentable square feet.

•	On August 20, 2014, a portion of the land parcel at the Company’s One Reston Overlook property located in Reston, Virginia was taken by eminent domain. Net cash proceeds totaled approximately $2.6 million, resulting in a gain on sale of real estate totaling approximately $1.2 million.

•	On August 22, 2014, the Company completed the sale of a parcel of land within its Broad Run Business Park property located in Loudoun County, Virginia for a sale price of approximately $9.8 million. Net cash proceeds totaled approximately $9.7 million, resulting in a gain on sale of real estate totaling approximately $4.3 million. The parcel is an approximately 15.5 acre land parcel subject to a ground lease that was scheduled to expire on October 31, 2048 with a tenant that exercised its purchase option under the ground lease.

•	On August 31, 2014, the Company completed and fully placed in-service 250 West 55th Street, a Class A office project with approximately 988,000 net rentable square feet located in New York City. The property is 77% leased.

•	On September 16, 2014, the Company entered into a binding purchase and sale agreement to sell a 45% interest in each of 601 Lexington Avenue in New York City and Atlantic Wharf Office Building and 100 Federal Street in Boston for an aggregate gross sales price of approximately $1.5 billion in cash, which is based upon an aggregate valuation for the properties of approximately $4.06 billion. In connection with the sale, the Company will form a joint venture for each property with the buyer and provide customary property management and leasing services to the joint ventures. 601 Lexington Avenue is a 1,669,000 square foot Class A office complex located in Midtown Manhattan. The property consists of a 59-story tower as well as a six-story low-rise office and retail building. The property is subject to existing mortgage indebtedness of approximately $712.9 million. The Atlantic Wharf Office Building is a 791,000 square foot Class A office tower located on Boston’s Waterfront. 100 Federal Street is a 1,323,000 square foot Class A office tower located in Boston’s Financial District. The agreed-upon sale price is $1.827 billion in cash, less the partner’s pro rata share of the indebtedness secured by 601 Lexington Avenue, which will remain outstanding, subject to certain prorations and adjustments. The Company currently expects that it would distribute at least the amount of proceeds necessary to avoid paying a corporate level tax on the gain realized from the sale. The transaction will not qualify as a sale of real estate for financial reporting purposes as the Company will continue to control the joint ventures and will therefore continue to account for the properties on a consolidated basis in its financial statements. The Company expects that the sale will close on October 30, 2014. However, the sale is subject to the satisfaction of customary closing conditions and there can be no assurance that the sale will be consummated on the terms currently contemplated or at all.

•	On September 17, 2014, the Company completed and fully placed in-service 680 Folsom Street, a Class A office project with approximately 525,000 net rentable square feet located in San Francisco, California. The property is 98% leased.

•	On September 18, 2014, the Company received an initial distribution from its unsecured creditor claim against Lehman Brothers, Inc. totaling approximately $7.7 million. There can be no assurance as to the timing or amount of additional proceeds, if any, that the Company may ultimately realize on the claim.

Transactions completed subsequent to September 30, 2014:

•	On October 2, 2014, the Company completed the sale of its Patriots Park properties located in Reston, Virginia for a gross sale price of $321.0 million. Patriots Park consists of three Class A office properties aggregating approximately 706,000 net rentable square feet.

•	On October 3, 2014, the Company partially placed in-service 535 Mission Street, a Class A office project with approximately 307,000 net rentable square feet located in San Francisco, California. The property is 34% leased.

•	On October 22, 2014, MIT exercised its right to purchase the Company’s 415 Main Street property (formerly Seven Cambridge Center) located in Cambridge, Massachusetts on February 1, 2016 for approximately $106 million. As part of its lease signed on July 14, 2004, MIT was granted a fixed price option to purchase the building at the beginning of the 11th lease year. 415 Main Street is an Office/Technical property with approximately 231,000 net rentable square feet occupied by the Broad Institute. The sale is subject to the satisfaction of customary closing conditions and there can be no assurance that the sale will be consummated on the terms currently contemplated or at all.

•	On October 24, 2014, the Company completed the sale of a parcel of land at 130 Third Avenue in Waltham, Massachusetts that is permitted for 129,000 square feet for a sale price of approximately $14.3 million.

•	On October 24, 2014, a joint venture in which the Company has a 50% interest extended the loan collateralized by its Annapolis Junction Building Six property. At the time of the extension, the outstanding balance of the construction loan totaled approximately $13.9 million and bore interest at a variable rate equal to LIBOR plus 1.65% per annum and was scheduled to mature on November 17, 2014. The extended loan bears interest at a variable rate equal to LIBOR plus 2.25% per annum and matures on November 17, 2015. In addition, the loan commitment was reduced from $19.0 million to $16.4 million. Annapolis Junction Building Six is a Class A office property with approximately 119,000 net rentable square feet located in Annapolis, Maryland.

EPS and FFO per Share Guidance:

The Company’s guidance for the fourth quarter 2014, full year 2014 and full year 2015 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

As shown below, the Company has adjusted its guidance for FFO per share (diluted) for full year 2014 to $5.24-$5.26 per share from $5.24-$5.29 per share. The updated guidance reflects, among other items, a projected increase in same property GAAP net operating income (NOI) of 3.00%-3.25% for the full year 2014, which is greater than the Company’s previous projected increase of 2.00%-2.50%. The updated guidance also reflects, when compared to the Company’s prior guidance, an increase in net interest expense of $0.06 per share due to the anticipated early redemption of the Company’s $550 million of senior unsecured notes that matures in 2015 and a $0.06 per share decrease in FFO due to the expected sale of a 45% interest in each of 100 Federal Street, Atlantic Wharf Office Building and 601 Lexington Avenue on October 30, 2014. In addition, the Company’s projected share of gains on sales of real estate includes approximately $34.2 million from the expected conveyance to the Broad Institute of a condominium interest in 75 Ames Street in Cambridge, Massachusetts in the fourth quarter of 2014 (this transaction was previously described in the Company’s Form 10-K for the fiscal year ended 2011) and the asset sales referenced in this press release.

	Fourth Quarter 2014			Full Year 2014
	Low	-	High	Low	-	High
Projected EPS (diluted)	$1.47	-	$1.49	$3.16	-	$3.18
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.83	-	0.83	3.40	-	3.40
Less:
Projected Company Share of Gains on Sales of Real Estate	1.07	-	1.07	1.32	-	1.32
Projected FFO per Share (diluted)	$1.23	-	$1.25	$5.24	-	$5.26

The Company’s guidance for the full year 2015 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. In addition, the estimates for the full year 2015 when compared to the full year 2014 include, among other things, (1) a range of year-over-year performance in the Company’s same property GAAP NOI of (1.0%)-0.5%, contributing ($0.09)-$0.04 per share, (2) the placing in-service of development properties during 2014 and 2015 adding an aggregate of $0.29-$0.35 per share, and (3) a decrease in interest expense of $0.18-$0.24 per share. These items are offset by the elimination of income from asset sales during 2014 of ($0.38) per share, lower contributions from our unconsolidated joint ventures of ($0.03)-($0.06) per share and lower development and management services income of ($0.03)-($0.06) per share.

	Full Year 2015
	Low	-	High
Projected EPS (diluted)	$1.82	-	$2.02
Add:
Projected Company Share of Real Estate Depreciation and Amortization	3.40	-	3.40
Less:
Projected Company Share of Gains on Sales of Real Estate	0.00	-	0.00
Projected FFO per Share (diluted)	$5.22	-	$5.42

Boston Properties will host a conference call on Wednesday, October 29, 2014 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter 2014 results, the fourth quarter 2014 and fiscal year 2015 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 11830742. A replay of the conference call will be available through November 12, 2014, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 11830742. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ third quarter 2014 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office space, one hotel, three residential properties and five retail properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in four markets – Boston, New York, San Francisco and Washington, DC.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions (including the impact of the European sovereign debt issues), the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the fourth quarter 2014 and full fiscal year 2015, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$18,362,993	$17,158,210
Construction in progress	715,609	1,523,179
Land held for future development	276,804	297,376
Less: accumulated depreciation	(3,469,130)	(3,161,571)

Total real estate	15,886,276	15,817,194

Cash and cash equivalents	846,664	2,365,137
Cash held in escrows	153,161	57,201
Investments in securities	18,834	16,641
Tenant and other receivables, net of allowance for doubtful accounts of $1,080 and $1,636, respectively	43,210	59,464
Accrued rental income, net of allowance of $7,397 and $3,636, respectively	689,885	651,603
Deferred charges, net	837,907	884,450
Prepaid expenses and other assets	219,074	184,477
Investments in unconsolidated joint ventures	180,149	126,084

Total assets	$18,875,160	$20,162,251

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,328,464	$4,449,734
Unsecured senior notes, net of discount	5,837,172	5,835,854
Unsecured exchangeable senior notes, net of discount	—	744,880
Unsecured line of credit	—	—
Mezzanine notes payable	310,114	311,040
Outside members’ notes payable	180,000	180,000
Accounts payable and accrued expenses	253,600	202,470
Dividends and distributions payable	112,708	497,242
Accrued interest payable	181,954	167,523
Other liabilities	517,428	578,969

Total liabilities	11,721,440	12,967,712

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	2,022	51,312

Redeemable interest in property partnership	104,105	99,609

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 153,178,686 and 153,062,001 shares issued and 153,099,786 and 152,983,101 shares outstanding at September 30, 2014 and December 31, 2013, respectively	1,531	1,530
Additional paid-in capital	5,684,649	5,662,453
Dividends in excess of earnings	(148,566)	(108,552)
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(9,866)	(11,556)

Total stockholders’ equity attributable to Boston Properties, Inc.	5,725,026	5,741,153
Noncontrolling interests:
Common units of the Operating Partnership	606,002	576,333
Property partnerships	716,565	726,132

Total equity	7,047,593	7,043,618

Total liabilities and equity	$18,875,160	$20,162,251

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$484,071	$449,636	$1,402,328	$1,221,874
Recoveries from tenants	90,103	80,718	253,419	213,358
Parking and other	26,236	25,000	76,869	71,984

Total rental revenue	600,410	555,354	1,732,616	1,507,216
Hotel revenue	11,918	10,652	32,478	30,061
Development and management services	6,475	5,475	18,197	22,063

Total revenue	618,803	571,481	1,783,291	1,559,340

Expenses
Operating
Rental	215,179	199,288	624,213	544,368
Hotel	7,585	6,580	21,697	20,959
General and administrative	22,589	24,841	75,765	94,673
Transaction costs	1,402	766	2,500	1,744
Impairment loss	—	—	—	8,306
Depreciation and amortization	157,245	153,253	466,143	406,162

Total expenses	404,000	384,728	1,190,318	1,076,212

Operating income	214,803	186,753	592,973	483,128
Other income (expense)
Income from unconsolidated joint ventures	4,419	14,736	10,069	72,240
Gains on consolidation of joint ventures	—	(1,810)	—	385,991
Interest and other income	3,421	3,879	6,841	6,646
Gains (losses) from investments in securities	(297)	956	651	1,872
Gains (losses) from early extinguishments of debt	—	(30)	—	122
Interest expense	(113,308)	(122,173)	(337,839)	(325,746)

Income from continuing operations	109,038	82,311	272,695	624,253
Gains on sales of real estate	41,937	—	41,937	—
Discontinued operations
Income from discontinued operations	—	1,677	—	7,486
Gain on sale of real estate from discontinued operations	—	86,448	—	86,448
Gain on forgiveness of debt from discontinued operations	—	—	—	20,182
Impairment loss from discontinued operations	—	—	—	(3,241)

Net income	150,975	170,436	314,632	735,128
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(5,566)	3,279	(17,473)	924
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(75)	(1,082)	(1,014)	(3,385)
Noncontrolling interest - common units of the Operating Partnership	(14,963)	(8,339)	(29,819)	(62,945)
Noncontrolling interest in discontinued operations - common units of the Operating Partnership	—	(8,970)	—	(11,450)

Net income attributable to Boston Properties, Inc.	130,371	155,324	266,326	658,272
Preferred dividends	(2,647)	(2,647)	(7,854)	(5,411)

Net income attributable to Boston Properties, Inc. common shareholders	$127,724	$152,677	$258,472	$652,861

Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Income from continuing operations	$0.83	$0.48	$1.69	$3.62
Discontinued operations	—	0.52	—	0.65

Net income	$0.83	$1.00	$1.69	$4.27

Weighted average number of common shares outstanding	153,120	152,407	153,077	152,000

Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Income from continuing operations	$0.83	$0.48	$1.69	$3.61
Discontinued operations	—	0.52	—	0.65

Net income	$0.83	$1.00	$1.69	$4.26

Weighted average number of common and common equivalent shares outstanding	153,273	152,692	153,228	152,381

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$127,724	$152,677	$258,472	$652,861

Add:
Preferred dividends	2,647	2,647	7,854	5,411
Noncontrolling interest in discontinued operations - common units of the Operating Partnership	—	8,970	—	11,450
Noncontrolling interest - common units of the Operating Partnership	14,963	8,339	29,819	62,945
Noncontrolling interest - redeemable preferred units of the Operating Partnership	75	1,082	1,014	3,385
Noncontrolling interests in property partnerships	5,566	(3,279)	17,473	(924)
Impairment loss from discontinued operations	—	—	—	3,241
Less:
Gains on sales of real estate	41,937	—	41,937	—
Income from discontinued operations	—	1,677	—	7,486
Gain on sale of real estate from discontinued operations	—	86,448	—	86,448
Gain on forgiveness of debt from discontinued operations	—	—	—	20,182

Income from continuing operations	109,038	82,311	272,695	624,253

Add:
Real estate depreciation and amortization (2)	162,012	158,274	479,798	450,646
Income from discontinued operations	—	1,677	—	7,486
Less:
Gains on sales of real estate included within income from unconsolidated joint ventures (3)	—	11,174	—	54,501
Gains on consolidation of joint ventures (4)	—	(1,810)	—	385,991
Noncontrolling interests in property partnerships’ share of funds from operations	19,150	9,462	59,998	16,936
Noncontrolling interest - redeemable preferred units of the Operating Partnership	75	1,082	1,014	3,385
Preferred dividends	2,647	2,647	7,854	5,411

Funds from operations (FFO) attributable to the Operating Partnership	249,178	219,707	683,627	616,161

Less:
Noncontrolling interest - common units of the Operating Partnerships’ share of funds from operations	25,775	21,848	69,283	62,291

Funds from operations attributable to Boston Properties, Inc.	$223,403	$197,859	$614,344	$553,870

Boston Properties, Inc.’s percentage share of funds from operations - basic	89.66%	90.06%	89.87%	89.95%

Weighted average shares outstanding - basic	153,120	152,407	153,077	152,000

FFO per share basic	$1.46	$1.30	$4.01	$3.65

Weighted average shares outstanding - diluted	153,273	153,999	153,644	153,688

FFO per share diluted	$1.46	$1.29	$4.00	$3.63

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate of consolidated real estate, impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to Boston Properties, Inc. and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $157,245, $153,253, $466,143 and $406,162, our share of unconsolidated joint venture real estate depreciation and amortization of $5,099, $4,389, $14,669 and $41,581 and depreciation and amortization from discontinued operations of $0, $940, $0 and $3,826, less corporate-related depreciation and amortization of $332, $308, $1,014 and $923 for the three and nine months ended September 30, 2014 and 2013, respectively.
(3)	Consists of the portion of income from unconsolidated joint ventures related to the gain on sale of Eighth Avenue and 46th Street totaling approximately $11.3 million during the three and nine months ended September 30, 2013 and the gain on sale of 125 West 55th Street totaling approximately $43.2 million during the nine months ended September 30, 2013.
(4)	For the nine months ended September 30, 2013, the gains on consolidation of joint ventures consisted of (1) 767 Fifth Avenue (The General Motors Building) totaling approximately $359.5 million and (2) the Company’s Value-Added Fund’s Mountain View properties totaling approximately $26.5 million.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	September 30, 2014	December 31, 2013
Boston	91.5%	93.9%
New York (1)	90.8%	93.0%
San Francisco	87.9%	89.9%
Washington, DC	96.1%	95.0%

Total Portfolio	92.0%	93.4%

	% Leased by Type
	September 30, 2014	December 31, 2013

Class A Office Portfolio	91.9%	93.8%
Office/Technical Portfolio	92.0%	85.4%

Total Portfolio	92.0%	93.4%

(1)	Beginning in 2014, the Company has reflected its Princeton portfolio as the suburban component of its New York region.